SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2013

Ilustrato Pictures International Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-35316	27-2450645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 220 – 2 Old Brompton Road South Kensington, London UK	SW7 3DQ
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 (0) 207 543 7720

Superior Venture Corp. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – Securities And Trading Markets

ITEM 3.03 Material Modification of Rights of Security Holders

On January 31, 2013, our board of directors and majority shareholders approved a reverse split of 50 to 1 in which each shareholder will be issued 1 common share in exchange for 50 common shares of their currently issued common stock. A record date of February 1, 2013 was established and FINRA was provided ten days notice prior to the effective date pursuant to Rule 10b-17 of the Securities and Exchange Act of 1934, as amended. Prior to approval of the reverse split we had a total of 392,850,000 issued and outstanding shares of common stock, par value $0.001. On the effective date of the reverse split, we have a total of 7,857,000 issued and outstanding shares of common stock, par value $0.001. New stock certificates will be issued upon surrender of the shareholders’ old certificates but surrender is not a shareholder requirement.

Also on January 31, 2013, our board of directors and majority shareholders approved a name change to Ilustrato Pictures International Inc.

SECTION 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On February 12, 2013, we filed a Certificate of Amendment with the Nevada Secretary of State in connection with our name change. A copy of the Certificate of Amendment is filed herewith as Exhibit 3.1.

Also on February 12, 2013, we filed a Certificate of Change with the Nevada Secretary of State in connection with our reverse split. A copy of the Certificate of Change is filed herewith as Exhibit 3.2.

In connection with the reverse split, we have the following new CUSIP number: 452372 105. FINRA has set an effective date for March 11, 2013. Our common stock will be quoted under the symbol “SVEND” for a period of 20 trading days. After 20 trading days, our common stock will be changed to ILUS.

ITEM 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment
3.2	Certificate of Change

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ilustrato Pictures International Inc.

/s/ Brian Hammond

Brian Hammond

Chief Executive Officer

Date: March 13, 2013

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